UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 2, 2010
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13397 (Commission File Number)	22-3514823 (IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester,Illinois (Address of Principal Executive Offices)	60154-5749 (Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
As described in Item 2.03 below, on September 2, 2010, Corn Products International, Inc. (the “Company”) entered into a Revolving Credit Agreement by and among the Company, the lenders signatory thereto and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Revolving Credit Agreement”), and into a Term Loan Credit Agreement by and among the Company, the lenders signatory thereto and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Term Loan Credit Agreement”).

Item 1.02.	Termination of a Material Definitive Agreement.
As described in Item 2.03 below, on September 2, 2010, the Company terminated the Revolving Credit Agreement dated as of April 26, 2006, by and among the Company, certain of its subsidiaries, the lenders party thereto, and SunTrust Bank, as Administrative Agent (the “2006 Credit Agreement”). Under the 2006 Credit Agreement, all committed pro rata borrowings bore interest at a variable annual rate based on LIBOR or base rate, at the Company’s election, subject to the terms and conditions thereof, plus, in each case, applicable margin based on the Company’s leverage ratio (as reported in the financial statements delivered pursuant to the 2006 Credit Agreement). The revolving credit facility under the 2006 Credit Agreement would have matured April 26, 2012.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Revolving Credit Agreement
On September 2, 2010, the Company entered into the Revolving Credit Agreement to establish a new three-year $1.0 billion multi-currency senior unsecured revolving credit facility (including borrowings and letters of credit) to replace the existing $500 million senior unsecured revolving credit facility under the 2006 Credit Agreement. Subject to certain terms and conditions, the Company may increase the amount of the revolving facility under the Revolving Credit Agreement by up to $250 million in the aggregate. All committed pro rata borrowings under the revolving facility will bear interest at a variable annual rate based on the LIBOR or base rate, at the Company’s election, subject to the terms and conditions thereof, plus, in each case, an applicable margin based on the Company’s leverage ratio (as reported in the financial statements delivered pursuant to the Revolving Credit Agreement).
The Revolving Credit Agreement contains customary representations, warranties, covenants, events of default, terms and conditions, including limitations on liens, incurrence of debt, mergers and significant asset dispositions. The Company must also comply with a leverage ratio and interest coverage ratio. The occurrence of an event of default under the Revolving Credit Agreement could result in all loans and other obligations being declared due and payable and the revolving credit facility being terminated.
The Company expects to make borrowings under the Revolving Credit Agreement for general corporate purposes, as well as for the payment of a portion of the purchase price in connection with the Company’s pending acquisition of the specialty starches business of Akzo Nobel N.V. (“National Starch”).
J.P. Morgan is providing certain advisory and other services to the Company in connection with the National Starch acquisition. In addition, the Company and its affiliates regularly engage certain of the lenders under the Revolving Credit Agreement to provide other banking and financial services. All of these engagements are negotiated at arm’s length.
The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Revolving Credit Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.
Term Loan Credit Agreement
On September 2, 2010, the Company entered into the Term Loan Credit Agreement which provides for a senior unsecured term loan in an amount not to exceed $1.35 billion which may be drawn by the Company to fund the National Starch acquisition and costs and expenses incurred by the Company in connection therewith and any financings related thereto. The term loan under the Term Loan Credit Agreement will bear interest at a variable annual rate based on LIBOR or base rate, at the Company’s election, subject to the terms and conditions thereof, plus, in each case, an applicable margin of 2.25% and 1.25%, respectively, which increases in each case by an additional 0.50% at the end of each 90-day period after the funding of the term loan if the term loan has not been fully repaid.
The Term Loan Credit Agreement contains customary representations, warranties, covenants, events of default, terms and conditions, including limitations on liens, incurrence of debt, mergers and significant asset dispositions. The Company must also comply with a leverage ratio and interest coverage ratio. The occurrence of an event of default under the Term Loan Credit Agreement could result in all loans and other obligations being declared due and payable.
J.P. Morgan is providing certain advisory and other services to the Company in connection with the National Starch acquisition. In addition, the Company and its affiliates regularly engage certain of the lenders under the Term Loan Credit Agreement to provide other banking and financial services. All of these engagements are negotiated at arm’s length.
The foregoing description of the Term Loan Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Term Loan Credit Agreement, a copy of which is filed herewith as Exhibit 4.2 and incorporated herein by reference.
Forward-Looking Statements
This filing contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s prospects or future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor, expectations regarding the proposed acquisition, including synergies, time of closing, accretion and credit ratings, and any assumptions, expectations or beliefs underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “should,” “will,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this news release or referred to in this news release are “forward-looking statements.” These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond the control of the Company. Although the Company believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, securityholders are cautioned that no assurance can be given that these expectations will prove correct. Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of the global economic recession and its impact on sales volumes and pricing of our products, the Company’s ability to collect its receivables from customers and ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which the Company or National Starch manufactures and/or sells products; future financial performance of major industries served by the Company or National Starch, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; boiler reliability; the Company’s ability to effectively integrate acquired businesses; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism. Factors relating to the proposed acquisition that could cause actual results and developments to differ from expectations include: required regulatory approvals may not be obtained in a timely manner, if at all; the proposed acquisition may not be consummated in a timely manner or at all; the anticipated benefits of the proposed acquisition, including synergies, may not be realized; the integration of National Starch’s operations with those of Corn Products may be materially delayed or may be more costly or difficult than expected, and we may be unable to maintain our current credit ratings. Forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If the Company does update or correct one or more of these statements, investors and others should not conclude that it will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports on Forms 10-Q or 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit
4.1
Revolving Credit Agreement, dated as of September 2, 2010, among Corn Products International, Inc., as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent, Bank of Montreal, as syndication agent, and Bank of America, N.A. and Citibank, N.A., as co-documentation agents.

4.2
Term Loan Credit Agreement, dated as of September 2, 2010, among Corn Products International, Inc., as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent, and Mizuho Corporate Bank, Ltd., Bank of America, N.A. and Citibank, N.A., as co-documentation agents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: September 9, 2010	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Revolving Credit Agreement, dated as of September 2, 2010, among Corn Products International, Inc., as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent, Bank of Montreal, as syndication agent, and Bank of America, N.A. and Citibank, N.A., as co-documentation agents.

4.2	Term Loan Credit Agreement, dated as of September 2, 2010, among Corn Products International, Inc., as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent, and Mizuho Corporate Bank, Ltd., Bank of America, N.A. and Citibank, N.A., as co-documentation agents.

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